                                                                    EXHIBIT 99.1
[LETTERHEAD FOR BANK PLUS CORPORATION]
                                                       NEWS
                                                      RELEASE

================================================================================

         BANK PLUS CORPORATION REPORTS SECOND - QUARTER 1997 EARNINGS,
                IMPROVEMENT IN ASSET QUALITY AND COMPLETION OF
          PREVIOUSLY - ANNOUNCED ACQUISITION OF HANCOCK SAVINGS BANK

Los Angeles, July 31, 1997 -- Bank Plus Corporation (NASDAQ: BPLS) ("Bank Plus" or the "Corporation"), and its subsidiaries (the "Company"), which include Fidelity Federal Bank, FSB ("Fidelity" or the "Bank"), today reported 1997 second-quarter net earnings of $3.3 million after preferred dividend of $2.3 million, or $0.18 per common share, compared to net earnings of $4.2 million after preferred dividend of $1.6 million, or $0.23 per common share, for the first quarter of 1997 and net earnings of $0.7 million after preferred dividend of $1.6 million for the second quarter of 1996, or $0.04 per common share. The Corporation also reported that the levels of delinquent loans and nonperforming assets at June 30, 1997 were the lowest reported since December 1991, and that the previously-announced acquisition of Hancock Savings Bank, FSB ("Hancock"), a Los Angeles-based institution with five branches, has been completed.

SECOND-QUARTER 1997 OPERATING RESULTS

Net interest income of $20.4 million was the same as the 1997 first quarter and down $1.4 million, or 6.6%, from the 1996 second-quarter level. The net yield on interest-earning assets for the quarter was 2.45%, compared to 2.44% for the 1997 first quarter and 2.66% for the 1996 second quarter. The decrease in net yield from the 1996 second quarter was primarily the result of lower rates on average interest-earning assets combined with an increase in the average level of interest-bearing liabilities.

The 1997 second-quarter provision for estimated loan losses of $4.3 million was unchanged from the first quarter and $0.3 million higher than the 1996 second quarter.

                                    (more)

Net noninterest income of $2.0 million increased $0.3 million from the first quarter, primarily due to lower expenses related to real estate operations, and increased $1.1 million from the 1996 second quarter, due primarily to higher gains on securities activities and higher fee income from the sale of uninsured investment products.

Operating expenses of $15.0 million increased $0.7 million, or 4.9%, from the first quarter, and decreased $1.5 million, or 9.1%, from 1996 second-quarter levels. Operating efficiency (operating expenses divided by net interest income and noninterest income, excluding nonrecurring items) was 64.8% in the 1997 second quarter, compared to 62.0% in the first quarter. Average staffing levels for the 1997 second quarter of 475 FTE were approximately 1% above the first quarter and 6% below 1996 second-quarter levels.

Second-quarter 1997 net earnings included a $2.5 million tax benefit which was recorded under Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes, compared to a $2.3 million tax benefit recorded in the first quarter. Under SFAS 109, the recognition of a tax benefit relating to net operating loss carry-forwards is dependent upon a "more likely than not" expectation of the generation of future earnings, based upon the weight of available evidence. The Company's recent earnings history, in which it has realized book earnings, before unusual items and preferred dividends, for each of the six consecutive quarters ended June 30, 1997, and other available evidence, indicated that a tax benefit may be recorded for the quarter ended June 30, 1997.

ASSET QUALITY IMPROVEMENT

The levels of delinquent loans and nonperforming assets at June 30, 1997 were the lowest reported since December 1991.

During the 1997 second quarter, total delinquent loans decreased to $47.5 million, or 1.68% of total loans, from $62.9 million, or 2.35% of total loans, at March 31, 1997, and decreased from $74.8 million, or 2.62% of total loans, at June 30, 1996. During the second quarter, nonperforming assets fell to $56.8 million, or 1.61% of total assets, from $63.4 million, or 1.94% of total assets, at June 30, 1996.

                                    (more)

Included in nonperforming assets at June 30, 1997 were nonaccruing delinquent loans of $33.2 million and real estate owned of $23.6 million, compared to $39.7 million and $23.7 million at March 31, 1997, and $43.3 million and $20.5 million at June 30, 1996, respectively.

Total classified assets increased $14.6 million, or 10.1%, from March 31, 1997 to $159.5 million at June 30, 1997. This increase was due to the net impact of the inclusion of Hancock's classified assets with those of Fidelity's at the end of the second quarter. Total nonperforming classified loans decreased by $6.5 million, or 16.5%, for the same period.

ACQUISITION OF HANCOCK SAVINGS BANK

On July 29, 1997, the Company completed the previously announced acquisition of all of the outstanding common stock of Hancock Savings Bank, FSB a Los Angeles-based institution with five branches, which will be merged into Fidelity. The Company issued approximately 1,059,000 new shares of Bank Plus Common Stock in consideration for the Hancock stock, in a transaction valued at approximately $12 million. The total number of shares of Bank Plus Common Stock outstanding at July 31, 1997, including the shares issued for the Hancock acquisition, was approximately 19,308,000.

The acquisition of Hancock was accounted for as a purchase and has been reflected in the consolidated statement of condition of the Company as of June 30, 1997. The Company's consolidated statement of operations will include the revenues and expenses of the acquired business beginning July 1, 1997. The transaction is expected to be accretive to earnings per share in 1997.

The Company identified a core deposit intangible of approximately $8.6 million, which will be amortized over seven years, the estimated average life of the deposits acquired. The excess of the purchase price over the estimated fair value of the net assets acquired amounted to approximately $6.6 million, which has been accounted for as goodwill and will be amortized over 15 years. This allocation was based on preliminary data and may be revised at a later date.


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

Capital Position

As of June 30, 1997, the Bank's tangible, core and risk-based capital ratios were 5.92%, 6.15% and 11.75%, respectively, exceeding the minimum regulatory capital requirements for classification as a "well-capitalized" institution.

Common stockholders' equity totaled $179.1 million at June 30, 1997, with a book value per common share outstanding of $9.27, compared to a book value of $8.88 per common share at March 31, 1997.

This news release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those in the forward-looking statements due to potential risks and uncertainties such as changing economic and interest rate trends, competitive conditions, as well as the fact that the integration of Hancock and Fidelity involves a number of risks and uncertainties, including customer retention and Hancock's asset quality.

Bank Plus Corporation is the holding company for Fidelity Federal Bank, FSB, which offers a broad range of consumer financial services, including demand and time deposits and mortgage loans. In addition, through its affiliate Gateway Investment Services, Inc., a NASD-registered broker/dealer, Fidelity provides customers of the Bank with investment products, including mutual funds, annuities and unit investment trusts. Fidelity operates through 38 full-service branches, all of which are located in Southern California, principally in Los Angeles and Orange counties.

Contact: Neil L. Osborne, SVP, Fidelity Federal Bank, FSB, (818) 549-3116.

                    BANK PLUS CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
               (Dollars in thousands, except per share amounts)

                                                                                                      June 30,         December 31,
                                                                                                        1997               1996
                                                                                                    -----------        -----------
                                                                                                   (Unaudited)
Assets:
 Cash and due from banks                                                                            $   169,559        $    70,126
 Certificates of deposit                                                                                  1,582                  -
 Investment securities available for sale, at fair value                                                157,354            156,251
 Investment securities held to maturity, at amortized cost                                                5,332              5,178
 Mortgage-backed securities held for trading                                                             10,767             14,121
 Mortgage-backed securities available for sale, at fair value                                           196,942            179,403
 Mortgage-backed securities held to maturity, at amortized cost                                          27,965             30,024
 Loans receivable, net of allowances                                                                  2,787,120          2,691,931
 Interest receivable                                                                                     20,809             20,201
 Investment in FHLB stock                                                                                55,246             52,330
 Real estate owned, net                                                                                  23,640             24,663
 Premises and equipment, net                                                                             32,238             31,372
 Other assets                                                                                            45,448             54,690
                                                                                                    -----------        -----------
                                                                                                    $ 3,534,002        $ 3,330,290
                                                                                                    ===========        ===========
Liabilities and stockholders' equity:
 Liabilities:                                                                                       $ 2,701,677        $ 2,495,933
  Deposits                                                                                              569,846            449,851
  FHLB advances                                                                                               -             40,000
  Commercial paper                                                                                            -            100,000
  Mortgage-backed notes                                                                                  31,661             31,099
                                                                                                    -----------        -----------
  Other liabilities                                                                                   3,303,184          3,116,083
                                                                                                    -----------        -----------
Minority Interest: Preferred stock of subsidiary                                                         51,750             51,750

Stockholders' equity:
 Common stock, par value $0.01 per share:
  19,308,340 and 18,245,265 shares outstanding                                                              193                182
  at June 30, 1997 and December 31, 1996
 Paid-in capital                                                                                        273,942            261,902
 Unrealized (losses) gains on securities                                                                 (1,061)             1,043
 Accumulated deficit                                                                                    (94,006)          (101,470)
                                                                                                    -----------        -----------
                                                                                                        179,068            161,657
                                                                                                    -----------        -----------
                                                                                                    $ 3,534,002        $ 3,330,290
                                                                                                    ===========        ===========

BANK PLUS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)

                                                  Quarter ended                 Six months ended
                                         -----------------------------   ----------------------------
                                                    June 30,                       June 30,
                                            1997               1996        1997               1996
                                         -------------   -------------   -------------   ------------
                                                                  (Unaudited)
Interest Income:
  Loans                                  $    49,384      $    54,096     $    99,224     $   110,276
  Mortgage-backed securities                   4,673              756           8,977           1,260
  Investment securities and other              4,398            4,704           8,961           8,074
                                         -----------      -----------     -----------     -----------
    Total interest income                     58,455           59,556         117,162         119,610
                                         -----------      -----------     -----------     -----------

Interest Expense:
  Deposits                                    29,572           29,787          58,712          60,822
  FHLB advances                                8,034            3,175          13,977           6,842
  Other borrowings                               523            4,828           3,790           8,342
                                         -----------      -----------     -----------     -----------
    Total interest expense                    38,129           37,790          76,479          76,006
                                         -----------      -----------     -----------     -----------
Net Interest Income                           20,326           21,766          40,683          43,604
  Provision for estimated loan losses          4,251            3,905           8,502           7,810
                                         -----------      -----------     -----------     -----------
Net Interest Income after Provision
  for Estimated Loan Losses                   16,075           17,861          32,181          35,794
                                         -----------      -----------     -----------     -----------
Noninterest Income (Expense):
  Loan fee Income                                512              560           1,020           1,374
  Gains on loan sales, net                        21                6              28               6
  Fee income from sale of uninsured
    investment products                        1,550            1,092           3,063           2,291
  Fee income on deposits and other income        796              874           1,546           1,664
  Gains on securities and trading
   activities, net                               995              235           2,216             152
                                         -----------      -----------     -----------     -----------
                                               3,874            2,767           7,873           5,487
                                         -----------      -----------     -----------     -----------
  Provision for estimated real estate
    losses                                      (620)            (578)         (1,362)         (1,246)
  Direct costs of real estate operations,
    net                                       (1,205)          (1,237)         (2,764)         (3,024)
                                         -----------      -----------     -----------     -----------
                                              (1,825)          (1,815)         (4,126)         (4,270)
                                         -----------      -----------     -----------     -----------
    Total noninterest income                   2,049              952           3,747           1,217
                                         -----------      -----------     -----------     -----------
Operating Expense:
  Personnel and benefits                       7,086            6,833          13,787          13,806
  Occupancy                                    2,788            2,689           5,288           5,406
  FDIC insurance                                 587            1,931           1,081           3,962
  Professional services                        2,138            2,780           4,758           5,283
  Office-related expenses                        832              846           1,680           1,932
  Other                                        1,610            1,459           2,783           2,776
                                         -----------      -----------     -----------     -----------
    Total operating expense                   15,041           16,538          29,377          33,165
Earnings Before Income Taxes and Minority
  Interest in Subsidiary                       3,083            2,275           6,551           3,846
Income tax (benefit) expense                  (2,500)              53          (4,800)             93
                                         -----------      -----------     -----------     -----------
Earnings before Minority Interest in
  Subsidiary                                   5,583            2,222          11,351           3,753
  Minority interest in subsidiary
    (dividends on subsidiary preferred
     stock)                                    2,333            1,552           3,886           1,552
                                         -----------      -----------     -----------     -----------
Net Earnings                                   3,250              670           7,465           2,201
  Preferred stock dividends                        -                -               -           1,553
                                         -----------      -----------     -----------     -----------
Earnings Available for Common
  Stockholders                           $     3,250      $       670     $     7,465     $       648
                                         ===========      ===========     ===========     ===========
Earnings Per Common Share                $      0.18      $      0.04     $      0.41     $      0.04
                                         ===========      ===========     ===========     ===========
Weighted Average Common Shares
  Outstanding                             18,248,754       18,242,465      18,247,019      18,242,465
                                         ===========      ===========     ===========     ===========

FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share amounts)

                                                             At or for the quarter ended      At or for the six months ended
                                                            -----------------------------    --------------------------------
                                                                        June 30,                          June 30,
                                                                 1997           1996            1997               1996
                                                            -------------   -------------    -------------      -------------
                                                                                      (Unaudited)
Financial Data for the Period:                              $      72,792   $       1,144    $      79,280      $       1,394
 Real estate loans funded/purchased                         $      41,053   $      28,008    $      79,458             58,367
 Uninsured investment product sales                                 1.79%           2.00%            1.77%              2.02%
 Operating expenses to average assets                              64.82%          68.06%           63.39%             67.77%
 Operating efficiency ratio (1)

Financial Data at end of the Period:
 GVA to NPAs                                                                                        59.79%             50.77%
 Total loan allowance and writedowns to gross loans                                                  2.10%              2.54%
 Loan GVA to loans                                                                                   1.19%              1.13%
 Loan GVA to nonaccruing loans ("NPLs")                                                            100.95%             74.04%
 NPLs to total loans                                                                                 1.19%              1.54%

 Stockholders' equity per common share                                                       $        9.27      $        9.55
 Common shares outstanding                                                                      19,308,340         18,242,465
 Full-time equivalent employees                                                                        475                504
 Headcount                                                                                             551                568

Regulatory Capital Ratios:
 Core capital to adjusted total assets                                                               6.15%              6.86%
 Core capital to risk-weighted assets                                                               10.50%             11.32%
 Total capital to risk-weighted assets                                                              11.75%             12.58%

Weighted Average Yield for the Period:
 Loans                                                              7.27%           7.38%            7.26%              7.43%
 Mortgage-backed securities                                         7.33%           7.09%            7.28%              6.90%
 Investments                                                        6.47%           6.70%            6.48%              6.75%
                                                            -------------   -------------    -------------      -------------
   Combined interest-earning assets                                 7.21%           7.32%            7.19%              7.38%
                                                            -------------   -------------    -------------      -------------

Weighted Average Cost for the Period:
 Deposits                                                           4.81%           4.68%            4.74%              4.76%
 Borrowings                                                         5.70%           6.30%            6.25%              6.38%
                                                            -------------   -------------    -------------      -------------
   Combined interest-bearing liabilities                            4.98%           4.95%            5.02%              5.01%
                                                            -------------   -------------    -------------      -------------
Interest Rate Spread for the Period                                 2.23%           2.37%            2.17%              2.37%
                                                            =============   =============    =============      =============

Net Yield on Interest-earning Assets for
 the Period                                                         2.45%           2.66%            2.46%              2.68%
                                                            =============   =============    =============      =============

(1) The efficiency ratio is computed by dividing total operating expense by net interest income and noninterest income, excluding nonrecurring items, provisions for estimated loan and real estate losses, direct costs of real estate operations and gains/losses on sale of securities.

BANK PLUS CORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share amounts)

                                                                         June 30,            March 31,         December 31
                                                                          1997                 1997                1996
                                                                      -------------      -------------        ------------
                                                                                           (Unaudited)
Nonperforming Assets ("NPAs"):
 NPLs                                                                 $      33,176      $      39,713        $     36,125
Foreclosed real estate                                                       23,640             23,640              24,863
                                                                      -------------      -------------        ------------
 Total NPAs                                                           $      56,816      $      63,353        $     60,788
                                                                      =============      =============        ============
NPAs to total assets                                                          1.61%              1.92%               1.83%
                                                                      =============      =============        ============
NPAs and Troubled Debt Restructurings ("TDRs"):
NPAs                                                                  $      56,816      $      63,353        $     60,788
TDRs                                                                         44,628             42,696              45,196
                                                                      -------------      -------------        ------------
 Total NPAs and TDRs                                                  $     101,644      $     106,049        $    105,984
                                                                      -------------      -------------        ------------
NPAs and TDRs to total assets                                                 2.88%              3.22%               3.18%
                                                                      =============      =============        ============
Classified Assets:
NPAs                                                                  $      56,816      $      63,353        $     60,788
Performing classified loans                                                 101,245             80,128             111,248
Other classified assets                                               $       1,404              1,382               2,060
                                                                      -------------      -------------        ------------
 Total classified assets                                              $     159,465      $     144,863        $    174,096
                                                                      =============      =============        ============
Classified assets to total assets                                             4.51%              4.40%               5.23%
                                                                      =============      =============        ============
Loan Delinquencies by Property Type:
Single Family:
  30 to 59 days                                                       $       3,514      $       4,933        $      4,986
  60 to 89 days                                                               1,469              1,947               3,479
  90 days and over                                                            5,617              6,770               7,747
                                                                      -------------      -------------        ------------
                                                                             10,600             13,650              16,212
                                                                      -------------      -------------        ------------
Multifamily (2 to 4 units):
  30 to 59 days                                                               1,528              1,856               1,023
  60 to 89 days                                                                 741                958               1,790
  90 days and over                                                            2,544              5,527               5,959
                                                                      -------------      -------------        ------------
                                                                              4,813              8,341               8,772
                                                                      -------------      -------------        ------------
Multifamily (5 to 36 units):
  30 to 59 days                                                               2,894              5,100               5,617
  60 to 89 days                                                               5,160              3,545               6,130
  90 days and over                                                           13,406             21,041              18,071
                                                                      -------------      -------------        ------------
                                                                             21,460             29,686              29,818
                                                                      -------------      -------------        ------------
Multifamily (37 units and over);
30 to 59 days                                                                 3,156              1,755               2,460
60 to 89 days                                                                     -                  -                   -
90 days and over                                                              3,037              4,162               2,671
                                                                      -------------      -------------        ------------
                                                                              6,193              5,917               5,131
                                                                      -------------      -------------        ------------
Commercial and Industrial
30 to 59 days                                                                   545              3,184                 873
60 to 89 days                                                                     -                115                 269
90 days and over                                                              3,846              1,982               1,405
                                                                      -------------      -------------        ------------
                                                                              4,391              5,281               2,547
                                                                      -------------      -------------        ------------
Total Loan Delinquencies, net                                         $      47,457      $      62,875        $     62,480
As a % of Total Net Loan Portfolio                                    =============      =============        ============
                                                                             1.68%               2.35%               2.29%
                                                                      =============      =============        ============


Note: All numbers are presented net of reserves and writedowns.

BANK PLUS CORPORATION AND SUBSIDIARIES
HANCOCK SAVINGS BANK IMPACT AS OF JUNE 30, 1997
(Dollars in thousands, except per share amounts)

                                                                             At June 30, 1997
                                                                        -----------------------------
                                                                         Bank Plus         Bank Plus
                                                                          before             after
                                                                        Acquisition       Acquisition
                                                                        -----------       -----------
                                                                                 (unaudited)
Balance Sheet Data:                                                     $ 3,314,257       $ 3,534,002
 Total Assets                                                             2,650,874         2,787,120
 Total loans, net                                                            23,835            33,490
 Loan GVA                                                                    47,194            59,964
 Total allowance for estimated loan losses                                   20,244            23,640
 REO, net                                                                 2,498,106         2,701,677
 Deposits                                                                   569,846           569,846
 FHLB advances                                                                    -                 -
 Other borrowings                                                           167,072           179,068
 Stockholders' equity                                                          9.15              9.27
 Stockholders' equity per common share                                   18,249,765        19,308,340
 Common shares outstanding

Asset Quality Data:
 NPAs                                                                   $    46,183       $    56,816
 NPAs to total assets                                                         1.39%             1.61%
 Nonaccruing loans to total loans, net                                        0.98%             1.19%
 Classified assets                                                      $   140,194       $   159,465
 Classified assets to total assets                                            4.23%             4.51%

Regulatory Capital Ratios:
 Tangible capital ratio                                                       6.39%             5.92%
 Core capital ratio                                                           6.39%             6.15%
 Risk-based capital ratio                                                    12.24%            11.75%

Other Data:
 Number of:
  Real estate loan accounts (in thousands)                                   10,708            11,298
  Deposit accounts (in thousands)                                           188,183           205,444
  Retail branch offices                                                          33                38